www.TractorSupply.com

TRACTOR SUPPLY COMPANY ANNOUNCES QUARTERLY CASH DIVIDEND
Company Intends to Restart Its Share Repurchase Program

Brentwood, TN, November 5, 2020 - Tractor Supply Company (NASDAQ: TSCO), the largest rural lifestyle retailer in the United States, today announced that its Board of Directors declared a quarterly cash dividend of $0.40 per share of the Company’s common stock. In addition, the Company announced its intention to restart its share repurchase program which had been suspended in March 2020 due to the uncertainty related to the COVID-19 pandemic.

“Today’s capital allocation announcement is consistent with our Life Out Here Strategy that we detailed at last month’s Enhanced Earnings Event. One of our Life Out Here strategic pillars is to generate healthy shareholder return. Our strong balance sheet and cash flow generation allow us to not only invest in the business but return cash to shareholders through dividends and opportunistic share repurchases. With our recently completed refinancing, we have no near-term maturities and ample capital to position us for continued success,” said Kurt Barton, Tractor Supply’s Chief Financial Officer.

The dividend will be paid on December 8, 2020, to stockholders of record of the Company’s common stock as of the close of business on November 23, 2020.

Share repurchases, which are subject to stock price, capital availability and market conditions, are expected to be in a range to offset anticipated dilution from share-based compensation. Additional share repurchases may be made opportunistically using excess cash, after investing in the business.

Tractor Supply completed on November 4, 2020 the refinancing of its senior credit facility to provide for a three-year $500 million revolving credit facility and a $200 million term loan with a November 2023 maturity. In addition, the Company amended the note purchase and private shelf agreement governing its senior unsecured notes due August 14, 2029 and extending the period to issue up to $150 million of incremental notes thereunder until November 4, 2023. The Company also paid off its $350 million bridge loan and $202.5 million in term loans.

About Tractor Supply Company
Tractor Supply Company (NASDAQ: TSCO), the largest rural lifestyle retailer in the United States, has been passionate about serving its unique niche, as a one-stop shop for recreational farmers, ranchers and all those who enjoy living the rural lifestyle, for more than 80 years. Tractor Supply offers an extensive mix of products necessary to care for home, land, pets and animals with a focus on product localization, exclusive brands and legendary customer service that addresses the needs of the Out Here lifestyle. With more than 40,000 Team Members, the Company leverages its physical store assets with digital capabilities to offer customers the convenience of purchasing products they need anytime, anywhere and any way they choose at the everyday low prices they deserve. At September 26, 2020, the Company operated 1,904 Tractor Supply stores in 49 states and an e-commerce website at www.TractorSupply.com.
Tractor Supply Company also owns and operates Petsense, a small-box pet specialty supply retailer focused on meeting the needs of pet owners, primarily in small and mid-size communities, and offering a variety of pet products and services. At September 26, 2020, the Company operated 183 Petsense stores in 25 states. For more information on Petsense, visit www.Petsense.com.

Forward-Looking Statements
Certain statements contained in this press release are not historical facts and are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements may be identified by words such as “future,” “may,” “will,” “anticipate,” “positioned” or other comparable terminology. Such statements include, but are not limited to, statements about the Company’s expected growth, future success, strategy, plans, intentions or beliefs about future occurrences or results. Because such forward-looking statements contain risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward-looking statements. All of the forward-looking statements are also qualified by the cautionary statements contained in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.